Exhibit 10.1

SEPARATION AGREEMENT

This SEPARATION AGREEMENT (the “Agreement”) is entered into as of January 15, 2015 by and between Mandalay Digital Group, Inc. (the “Company”) and Peter A. Adderton (“Adderton”), with reference to the following recitals:

A. The Company’s October 1, 2013 Employment Agreement with Adderton (the “2013 Agreement”) contemplated a change in his responsibilities from being the Chief Executive Officer, a position he held since late 2011, to being the Chief Innovation Officer after the one year anniversary of the 2013 Agreement, which transition occurred on such date with the consent of all parties.

B. Adderton has resigned from the Board of Directors of the Company effective as of January 16, 2015, and the Company and Adderton believe that Adderton’s services as Chief Innovation Officer will not be necessary due to the technical and managerial resources acquired in the recent XYO acquisition and those expected to be acquired in the pending Appia, Inc. (“Appia”) acquisition disclosed in the Company’s Current Report on Form 8-K dated November 17, 2014 and amended on November 18, 2014 (the “Appia Transaction”).

C. Accordingly, on the terms and conditions herein, the Company and Adderton both wish to provide for Adderton’s separation of employment on the terms and conditions set forth herein, including the vesting of already issued and outstanding restricted shares as further specified herein.

NOW, THEREFORE, for good and valuable consideration and the mutual covenants and agreements contained herein, and intending to be legally bound, the Company and Adderton hereby agree as follows:

Section 1 Separation Terms.

1.1 Termination of Employment. Adderton's employment with the Company shall terminate, and Adderton shall cease to be an employee and/or officer of the Company and its subsidiaries, effective as of the date first written above (the "Separation Date"). Adderton shall receive payment for (i) all salary earned but unpaid through the Separation Date, (ii) reimbursement of any unpaid reimbursable expenses incurred by Adderton through the Separation Date as determined by the Company in accordance with its normal policies, and (iii) an amount of cash equal to one-half (1/2) of Adderton’s aggregate accrued but unused/unpaid vacation as determined in good faith by the Company in accordance with its normal policies, all of which amounts shall be paid to Adderton in a lump-sum cash payment within one business day following the Separation Date. In addition, on September 30, 2014, Adderton vested into 250,000 common stock options granted on the date he entered the 2013 Agreement, however the additional 250,000 common stock options that could have vested in the second year of the term of the 2013 Agreement are forfeited effective on the Separation Date. From and after the date hereof, the provisions of this Agreement shall supersede and replace the provisions of Section 7(a) of the 2013 Agreement. Adderton agrees that the cash and non-cash consideration he is receiving under this Agreement constitutes full payment and satisfaction of any and all accrued but unused or unpaid vacation he may be entitled to by contract or law.

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1.2 Termination of Employment Agreement. As of the Separation Date, the 2013 Agreement shall automatically terminate under Section 7(c) thereof (and not under Section 7(b)) and shall be of no further force and effect, and neither the Company nor Adderton shall have any further obligations thereunder; provided, however, that the Company's obligation to pay the accrued obligations set forth in Section 1.1 above and Adderton's obligations referenced in Section 3.4 hereof shall survive such termination of the 2013 Agreement.

1.3 Waiver of Severance Benefits. Adderton waives irrevocably all termination, severance and acceleration of vesting benefits and all bonuses and incentive compensation arising under the 2013 Agreement, whether relating to any period before or after the Separation Date or in connection with the termination of employment contemplated hereby, and agrees that neither any “Termination Benefits” (as defined in the 2013 Agreement), nor any bonus or incentive compensation (under Section 4(b) of the 2013 Agreement or otherwise), nor any additional vesting of equity or lapse or repurchase rights, is, are or will be due or payable to him under any section, part, annex, schedule, exhibit or interpretation of the 2013 Agreement or under any other contract, arrangement or agreement that may be, or may alleged to be, in effect between Adderton and the Company or any of its affiliates.

1.4. Lock-Up Agreement. Effective on the Separation Date, the Company and Adderton are entering into a Lock-Up Agreement in the form of Exhibit A hereto (the “Lock-Up Agreement”), which covers all shares of Company common stock owned by Adderton or which could be acquired upon exercise of outstanding options, warrants or convertible securities. The Lock-Up Agreement shall expire as follows: If the Appia Transaction is consummated on or before April 30, 2015 (or, if Appia and the Company have mutually agreed to extend the outside date to consummate the Appia Transaction, on or before the extended date by which the Appia Transaction is consummated, but not later than May 31, 2015), then the Lock-Up Agreement shall expire six (6) months after such date of consummation; and if the Appia Transaction has not been consummated on or before May 31, 2015, then the Lock-Up Agreement shall expire at midnight on May 31, 2015; provided, that, if earlier, the Lock-Up Agreement shall expire as to 400,000 shares of Company common stock currently held by Adderton upon the earlier to occur of (x) seven (7) days after the consummation of the Appia Transaction and (y) two trading days after the Company’s public announcement of revenue guidance with respect to the Company and Appia on a combined basis. All shares subject to Lock-Up Agreement will bear an appropriate legend to that effect and the Company may impose customary stop orders in connection with the Lock-Up Agreement, in addition to any other legend the Company determines is required by applicable securities laws. Notwithstanding anything to the contrary contained in this Agreement or the Lock-Up Agreement, (i) the Lock-Up Agreement shall supersede and replace any and all lock-up or similar agreements to which Adderton and the Company are a party (including any lock-up contained in the 2013 Agreement), (ii) the Lock-Up Agreement shall terminate and be of no further force and effect upon the occurrence of either of (A) a Change of Control (as defined in Section 3(e) of the 2013 Agreement) or (B) the release of any officer or director of the Company or any shareholder of Appia from any lock-up agreement or similar restrictions currently applicable to them with respect to Company common stock. In the event that the terms of the Lock-Up Agreement contradict or are inconsistent with the terms of this Agreement, the terms of this Agreement shall govern.

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1.5 Totality of Benefits and Compensation. Excepting only such compensation and benefits as may be due to Adderton expressly set forth herein, Adderton acknowledges receipt of all compensation and benefits, including compensation for any accrued but unused vacation time, and any and all incentive, bonus or other compensation, due him through the Separation Date as a result of services performed for the Company with the receipt of a final paycheck. Adderton agrees no other amounts (cash, stock or other), whether within or outside of the employment context, are due to him from the Company or its subsidiaries, including any amounts under the DT Sale defined below.

1.6 Company Cooperation. The Company agrees to reasonably cooperate with Adderton in connection with routine Rule 144 sales or privately negotiated sales of shares of Company common stock by Adderton owned as of the date hereof (or that he obtains upon exercise of warrants or options he owns as the date hereof) that are not in violation of the terms of this Agreement or applicable law. Such reasonable cooperation shall include, without limitation, using reasonable efforts to cause the Company’s counsel (or other person acceptable to the Company’s transfer agent) to deliver to the Company's transfer agent within a reasonably prompt time after a written request by Adderton or his broker containing all items customarily required for a Rule 144 sale by a former shell company, such legal opinions and other certifications as the Company typically provides in these situations. In the case of privately negotiated sales, such cooperation is limited to normal assistance with the Company’s transfer agent and like process and mechanical matters.

1.7 Resignation from the Board. Adderton confirms he hereby resigns, effective January 16, 2015, from the Board of Directors of the Company, and from the Board of Directors of any subsidiary of the Company, effective on the Separation Date. Adderton also confirms that such resignation is not because of a disagreement with the Company on any matter relating to its operations, policies or practices.

Section 2. Release Consideration; Confirmation of Equity Ownership.

2.1 Release Consideration Shares. As full and complete consideration for the release granted by Adderton in Section 3 below, the Company hereby immediate vests (and terminates the associated repurchase rights with respect to) the six hundred two thousand five hundred (602,500) (originally 3,012,500 shares, then adjusted by a 5 into 1 reverse split) shares of Company common stock minus the Offset Shares (the “Final Restricted Shares”) that Adderton received on a restricted basis under Section 4 (e)(iii) of that certain Employment Agreement with the Company dated December 28, 2011 (the “2011 Agreement”); provided, however that two hundred twenty seven thousand five hundred (227,500) of the Final Restricted Shares shall not be immediately vested and instead shall remain unvested and subject to the repurchase rights in favor of the Company that originally applied to such shares, and such shares shall remain in the custody of the Company as security for the indemnity provided for in Section 3.12 below (the “Indemnity Shares”). The Indemnity Shares shall become immediately vested (and all associated repurchase rights with respect thereto shall lapse) promptly after the end of the Extended Vesting Period (as defined in Section 3.12). The Final Restricted Shares other than the Indemnity Shares shall be delivered to Adderton’s custody (if not already in his custody) a reasonable time (but not later than 10 days) following the Separation Date. For avoidance of doubt, the Final Restricted Shares shall not consist of any newly issued shares but shall consist solely of the restricted shares (with the restrictions removed as provided in this Section 2.1) already issued and outstanding pursuant to Section 4(e)(iii) of the 2011 Agreement. The “Offset Shares” shall mean a number of shares that would otherwise have been Final Restricted Shares determined by dividing the Offset Amount by the volume weighted average closing price of the Company’s common stock on the Nasdaq Capital Market during the ten (10) trading days immediately prior to the Separation Date, as reasonably calculated by the Company. The “Offset Amount” shall mean the sum of the following, all as reasonably calculated by the Company: (i) an amount equal to one-half (1/2) of Adderton’s aggregate accrued but unused/unpaid vacation through the Separation Date and (iii) to the extent the deemed payment of accrued vacation under this Agreement is for any reason ineffective, and without duplication of clause (i) of this definition, any amounts that the Company is required to pay and does pay Adderton in respect of accrued but unused vacation over and above the consideration provided for in this Agreement.

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2.2. Nature of Vesting; Offset Shares. Adderton agrees with the Company (i) that the “Measurement Period” as defined in the 2011 Agreement expired on December 28, 2013, (ii) that during the “Measurement Period” neither the performance milestone for the vesting of the Final Restricted Shares nor the performance milestone for award of the bonus referred to in Section 4(f) of the 2011 Agreement were achieved and (iii) accordingly, that the Company is not, was not and will not be obligated under the 2011 Agreement, the 2013 Agreement or any other contract, arrangement or agreement or otherwise to (X) vest (or remove repurchase rights from) the Final Restricted Shares, but that the Company is doing so on a discretionary basis only as consideration for the release granted in Section 3, or (Y) to pay the bonus referred to in Section 4(f) of the 2011 Agreement, which bonus and all claims or rights thereto has not been earned and are forfeited by Adderton. For avoidance of doubt, the Offset Shares are forfeited.

2.3. Confirmation of Equity Ownership. Adderton and the Company agree that Schedule 2.3 to this Agreement is a complete and accurate list, as of the Separation Date, of all of the stock, stock options and warrants owned (beneficially, legally or otherwise) by or on behalf of Adderton and all agreements between the Company and Adderton related to compensation, incentive equity or bonuses. Such list reflects, among other things, the vesting of the Final Restricted Shares as provided herein, the vesting of 250,000 common stock options granted under the 2013 Agreement and the forfeiture of the second 250,000 common stock options that could have vested in the second year of the 2013 Agreement. Adderton represents he has no other equity or equity linked interests in the Company or its subsidiaries, nor any options, warrants or rights to receive any of the same, or any right to profits or revenues of the Company or its subsidiaries, except as set forth on Schedule 2.3. All stock, options and warrants Adderton owns shall, except solely for the acceleration provided for in Section 2.1, remain subject to its existing terms, including the expiration date of options and warrants and the last day on which options may be exercised following the Separation Date, which shall be deemed a termination of employment for purposes of marking the start of any such period for exercise.

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2.4 Confirmation Regarding Intellectual Property. In furtherance, and not limitation, of existing agreements, Adderton confirms he has no right, title or interest in any of the intellectual property (whether based on patents, copyrights, trademarks, trade secret or otherwise) used in or by the Company and its subsidiaries, including DT, or that constitutes any part of their business, operations or assets.

Section 3. Releases and Miscellaneous Provisions.

3.1 Cooperation. Adderton agrees reasonably to cooperate with the Company, at reasonable times that are mutually agreed to by Adderton and the Company, with respect to making himself available to provide information that pertains to subject areas for which Adderton had responsibility while employed by the Company for a nine (9) month period after Adderton’s execution of this Agreement.

3.2 No Admission of Liability. This Agreement does not constitute an admission of any kind by Adderton or the Company. Adderton acknowledges that neither this Agreement nor anything contained herein shall be admissible in any proceeding as evidence of or an admission by the Company of any wrongdoing or violation of its policies and procedures, or of any law or regulation. Notwithstanding the foregoing, this Agreement may be introduced into a proceeding solely for the purpose of enforcing this Agreement.

3.3 Release of Known and Unknown Claims. In exchange for the agreements contained in this Agreement, Adderton unconditionally and forever releases and discharges the Company, and the Company’s affiliated, related, parent and subsidiary corporations, as well as the Company’s and their respective attorneys, agents, representatives, partners, joint venturers, investors, successors, assigns, insurers, owners, employees, officers and former officers, directors and former directors (including current and former chairmen and executive chairmen), (hereinafter the “Releasees”) from any and all claims, actions, causes of action, demands, rights, or damages of any kind or nature which he may now have, or ever have, whether known or unknown, including any claims, causes of action or demands of any nature arising on or before the date of the execution of this Agreement (“Claims”); provided, however, that in no case shall the Claims released under this Agreement be deemed to include (i) any right or remedy that Adderton may have under the terms of this Agreement or (ii) any rights to indemnification that Adderton may have under the Delaware General Corporation Law, Section 19 of the 2013 Agreement or under any indemnification agreement between Adderton and the Company regarding, relating to or arising out of his service as an employee, officer, director or agent of the Company.

This release specifically includes, but is not limited to, any Claims for fraud or fraudulent inducement; breach of contract; breach of implied covenant of good faith and fair dealing; inducement of breach; interference with contract; tortious denial of contract; interference with proprietary interests; wrongful or unlawful discharge or demotion; violation of public policy; securities violations; breach of duty; assault and battery (sexual or otherwise); invasion of privacy; intentional or negligent infliction of emotional distress; intentional or negligent misrepresentation; conspiracy; negligence; negligent retention; defamation; invasion of privacy; failure to pay wages, benefits, vacation pay, severance pay, attorneys’ fees, or other compensation of any sort; retaliation, discrimination or harassment on the basis of age, race, color, sex, gender, national origin, ancestry, religion, disability, handicap, medical condition, marital status, sexual orientation or any other protected category; failure to accommodate, engage in the interactive process or prevent discrimination, harassment and/or violation of any statutes, regulations or ordinances; any claim under Title VII of the Civil Rights Act of 1964, as amended, the Family and Medical Leave Act, the Americans with Disabilities Act, the California Fair Employment and Housing Act, the California Labor Code, the California Penal Code, or Section 1981 of Title 42 of the United States Code; violation of COBRA; violation of any safety and health laws, statutes or regulations; violation of Constitutional rights; violation of ERISA; application or violation of the Internal Revenue Code; any other wrongful conduct, based upon events occurring prior to the date of execution of this Agreement; or any matter or Claim related to any business or other transaction between the Company and Adderton, including, without limitation, the sale of Digital Turbine Group, LLC (“DT”) to the Company’s affiliate pursuant to the December 28, 2011 Asset Purchase Agreement and related agreements and the fairness, adequacy or terms of such agreements and transactions or any breach of such agreements or any promises made to induce such agreements or transactions (the “DT Sale”).

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Adderton further agrees that he is expressly waiving and relinquishing all rights and benefits afforded Section 1542 of the California Civil Code, and does so understanding and acknowledging the significance and consequences of such specific waiver of Section 1542. Adderton acknowledges that he is familiar with the provisions of California Civil Code Section 1542, which reads:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Thus, notwithstanding the provisions of Section 1542, for the purpose of implementing a full and complete release of all claims, Adderton expressly acknowledges that this Agreement is also intended to include in its effect, without limitation, all claims which he does not know, expect or suspect to exist in his favor at the time of execution hereof, and that this Agreement contemplates the extinguishment of any such claim or claims.

This release of claims shall be construed as broadly as possible under applicable law but shall not include any claim the release of which would violate California or federal statutory law or the public policy of the State of California.

Nothing in this release of claims shall be construed as prohibiting Adderton from making a future claim with the Equal Employment Opportunity Commission or any similar state agency including, but not limited to the California Department of Fair Employment and Housing provided, however, that should Adderton pursue such an administrative action against the Releasees, Adderton agrees and acknowledges that he will not seek, nor shall he be entitled to recover, any monetary damages from any such proceeding.

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Adderton covenants never to sue or arbitrate or threaten to sue or arbitrate, on or under or based on any Claim that is released by the above release.

There are no third party beneficiaries of this Agreement, except as provided in the next sentence. Only the Company may enforce, or a permit or deny in its sole discretion a third party to enforce, any provision of the releases contained herein, even if a person or entity is a specifically named or identified Releasee; provided, however, the current members of the board of the Company in office on the date immediately after the date hereof, and current officers of the Company in office on the date immediately after the date hereof, are the only intended third party beneficiaries of the releases and covenants not to sue contained herein; provided, further, that such third party beneficiaries shall reasonably cooperate with the Company in any such enforcement.

Adderton represents and warrants that he has not assigned or granted any rights to acquire any Claim released hereunder.

Adderton represents and warrants that Adderton has filed no claims, lawsuits, charges, grievances, or causes of action of any kind against the Company and/or the Releasees.

OWBPA/ADEA WAIVER AND NOTICE:

(a) Adderton, in consideration of this Agreement, agrees and acknowledges that this Agreement constitutes a knowing and voluntary waiver and release of all rights or claims Adderton has or may have against the Company and/or any of the Releasees as set forth herein, including, but not limited to, all rights or claims arising under the Age Discrimination in Employment Act of 1967, as amended (“ADEA”), including, but not limited to, all claims of age discrimination in employment and all claims of retaliation in violation of the ADEA.

(b) Adderton has read the terms of this Agreement, and Adderton understands its terms and effects, including the fact that Adderton agreed to release and forever discharge the Company and each of the Releasees from any claims released above.

(c) Adderton understands that, by entering into this Agreement, Adderton does not waive rights or claims that may arise after the date of Adderton’s execution of this Agreement, including without limitation any rights or claims that Adderton may have to secure enforcement of the terms and conditions of this Agreement.

(d) Adderton has signed this Agreement voluntarily and knowingly in exchange for the consideration described in this Agreement, which Adderton acknowledges is adequate and satisfactory to Adderton and which Adderton acknowledges is in addition to any other benefits to which Adderton is otherwise entitled;

(e) Adderton acknowledges that (i) Adderton has consulted with or has had the opportunity to consult with independent counsel of Adderton's own choice concerning this Agreement and has been advised to do so by the Company, and (ii) Adderton has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely on the date set forth below.

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(f) Adderton acknowledges that Adderton was informed that Adderton has a full twenty one (21) days in which to review and consider this Agreement. To the extent that Adderton chooses to sign this Agreement in less than twenty-one (21) days, Adderton acknowledges that Adderton had sufficient time to consider the Agreement and to consult with counsel and that Adderton does not desire additional time.

(g) Adderton may revoke this Agreement within seven (7) days from the date Adderton signs this Agreement, in which case this Agreement will be null and void and of no force or effect on either the Company or Adderton. Any revocation must be in writing and sent to the Secretary of the Company at the Company’s principal executive office, on or before the close of business on the seventh day after this Agreement is executed by Adderton.

(h) Adderton represents and agrees that he is entering into this Agreement knowingly and voluntarily. Adderton affirms that no promise or inducement was made to cause him to enter into this Agreement, other than as set forth expressly herein. Adderton further confirms that he has not relied upon any other statement or representation by anyone other than what is in this Agreement as a basis for his agreement.

3.4 Surviving Covenants in Prior Agreements. Adderton hereby acknowledges and agrees that Adderton is bound by certain covenants set forth in Section 8 and Section 23 of the 2013 Agreement. Notwithstanding anything contained in this Agreement, Adderton hereby reaffirms the covenants and provisions set forth in Section 8 and Section 23 of the 2013 Agreement, acknowledges and agrees that the provisions of Section 8 and Section 23 of the 2013 Agreement shall survive the termination of Adderton's employment with the Company and shall remain in full force and effect, for the period set forth therein (or if there is no period, as long as required by law). Notwithstanding anything contained in this Agreement, the Company hereby reaffirms the covenants and provisions set forth in Section 19 of the 2013 Agreement, acknowledges and agrees that the provisions of Section 19 of the 2013 Agreement shall survive the termination of Adderton's employment with the Company and shall remain in full force and effect.

3.5 Taxes/Withholdings.

(i) The Company may withhold from any amounts or consideration payable or due or benefits provided under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

(ii) Adderton acknowledges he understands or has been advised by experienced tax counsel as the tax implications of this Agreement, including that the grant of shares pursuant to the Consulting Agreement will be income to him for US federal tax purposes.

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(iii) The parties agree that Adderton's separation from the Company is a "separation from service" as defined in Section1.409A-1(h)(ii) of the Treasury regulations adopted pursuant to the Internal Revenue Code of 1986, as amended (the "Code"). This Agreement is intended by the parties and shall be interpreted in a manner so that any amount or benefit payable hereunder shall be paid or provided in accordance with Section 409A of the Code, and Treasury regulations thereunder. The tax treatment of the amounts or benefits payable pursuant to this Agreement, however, is not warranted or guaranteed. Neither the Company nor its directors, officers, employees or advisers shall be liable for any taxes, interest, penalties or other monetary amounts owed by Adderton, including but not limited to the application of Section 409A of the Code. Notwithstanding anything to the contrary in this Agreement, if, prior to payment, any amount or benefit payable under this Agreement is determined to constitute non-exempt deferred compensation for purposes of Section 409A of the Code by reason of Adderton's separation from service during a period in which he is a "specified employee" (as defined by Code Section 409A and the final regulations thereunder), then any such amounts that would otherwise be payable during the six-month period following Adderton's separation from service will be accumulated through and paid or provided on the first day of the seventh month following Adderton's separation from service (or, if Adderton dies during such period, within 30 days after Adderton's death), in a lump sum amount equal to the cumulative amount that would have otherwise been payable to Adderton during such period. If, subsequent to payment, it is determined that any amount or benefit paid under this Agreement constituted non-exempt deferred compensation for purposes of Section 409A, Adderton shall have sole responsibility for any and all additional tax obligations that may result from such a determination.

3.6 Governing Law And Binding Arbitration. This Agreement shall be construed under the laws of the State of California, both procedural and substantive. Any and all disputes or claims arising out of or in any way related to this Agreement, including, without limitation, fraud in the inducement of this Agreement, or relating to the general validity or enforceability of this Agreement, shall be submitted to final and binding arbitration before an arbitrator of JAMS in Los Angeles, California, in accordance with the rules of that body governing employment disputes, and the prevailing party shall be entitled to reasonable costs and attorney’s fees. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof and each party submits to the personal jurisdiction of the state and federal courts of the State of California for such purpose and to compel arbitration. If any portion of this Agreement is found to be illegal or unenforceable, such action shall not affect the validity or enforceability of the remaining paragraphs or subparagraphs of this Agreement. By submitting a dispute to arbitration, the parties hereto understand that they will not enjoy the benefits of a jury trial. Accordingly, the parties hereto expressly waive the right to a jury trial. The arbitration requirement does not prohibit the Company from exercising its right to pursue injunctive relief or other provisional remedies provided under the law in any court having competent jurisdiction. This arbitration clause takes precedence over any other arbitration clause that may exist between the parties with respect to the subject matter of this Agreement.

3.7 Waiver. The failure to enforce any provision of this Agreement shall not be construed to be a waiver of such provision or to affect the validity of this Agreement or the right of any party to enforce this Agreement.

3.8 Modification. No amendments to this Agreement will be valid unless written and signed by Adderton and an authorized representative of the Company.

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3.9 Severability. If any sentence, phrase, paragraph, subparagraph or portion of this Agreement is found to be illegal or unenforceable, such action shall not affect the validity or enforceability of the remaining sentences, phrases, paragraphs, subparagraphs or portions of this Agreement.

3.10 Ambiguities. Both parties have participated in the negotiation of this Agreement and, thus, it is understood and agreed that the general rule that ambiguities are to be construed against the drafter shall not apply to this Agreement. In the event that any language of this Agreement is found to be ambiguous, each party shall have an opportunity to present evidence as to the actual intent of the parties with respect to any such ambiguous language.

3.11 Entire Agreement/Integration. This Agreement and any confidentiality, proprietary information, or inventions agreements signed by Adderton during his employment with the Company (all of which survive the termination of the employment relationship) constitute the entire agreement between Adderton and the Company concerning the terms of Adderton’s employment with and separation from the Company and the compensation related thereto and any Claims by Adderton related to the DT Sale. No covenants, agreements, representations, or warranties of any kind have been made to any party hereto, except as contained herein. All prior discussions and negotiations have been and are merged and integrated into, and are superseded by, this Agreement; provided, however, nothing in this Section 3.11 is intended to limit or constitute a waiver or release of any of Adderton's rights to indemnification under any existing directors and officers indemnification agreements.

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3.12 Indemnities.

(a) Adderton hereby indemnifies and holds harmless the Company and the Releasees from any damage, loss, expense, diminution in value, cost, Claim (including claim for cash, stock or the vesting of stock) and attorney’s fees (“Losses”) arising out of or connected to or based upon (A) the DT Sale, from, through or by or on behalf of (i) any person or entity who worked for or with DT prior to its acquisition by the Digital Turbine USA, Inc. (a subsidiary of the Company), (ii) the members of DT, (iii) any person or entity who received or claims a right to receive equity, stock (restricted or other) or other consideration or payments in connection with or anticipation of the DT Sale (including if such equity, stock or consideration or the vesting thereof was dependent on future performance or valuation of the Company after the DT Sale), whether or not such person was employed by DT or (iv) any affiliates of the foregoing persons or entities (a “DT Claim”), and including all Claims in connection with restricted stock received in the DT Sale and the vesting or repurchase rights related thereto, including each and every potential vesting tranche thereof and/or (B) whether or not related to the DT Sale, any Claim brought at any time by Adderton or any affiliate of Adderton related to any intellectual property used by the Company or its subsidiaries that may be claimed by Adderton or such affiliate (an “IP Claim”). The Company must give Adderton notice of any DT Claim or IP Claim that is asserted against, imposed upon or incurred by it and that may give rise to liability to the Company pursuant to this section, stating (to the extent known or reasonably anticipated) the nature and basis of such claim and the amount thereof; provided that the failure to give such notice shall not affect the rights of the Company hereunder except to the extent that Adderton shall have been actually prejudiced by reason of such failure. If Adderton (i) agrees in writing to assume responsibility for all indemnifiable losses arising out of such claim (with no reservation of any rights) and (ii) demonstrates to the Company in writing Adderton’s financial ability to provide full indemnification with respect to such claim (including the ability to post any bond required), then Adderton shall have the right to undertake, by counsel of its own choosing (which shall be reasonably satisfactory to the Company), the defense of such claim at Adderton’s sole risk and expense. If Adderton controls the defense of any such claim, Company will be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose (it being understood that the fees and expenses of such separate counsel will be borne solely by the Company, other than fees and expenses of such separate counsel (x) that are incurred prior to the date Adderton effectively assumes control of such defense and (y) retained because a conflict of interest exists between the Adderton and the Company, each of which, notwithstanding the foregoing, shall be borne by the Adderton). In the event that (i) Adderton shall elect not to undertake such defense; (ii) Adderton shall fail to undertake to defend such claim, or diligently pursue or maintain such defense, within thirty (30) days after delivery of notice by the Company of such claim; (iii) such claim seeks an injunction or equitable relief or involves a criminal or quasi-criminal proceeding, action, indictment, allegation or investigation, or involves a governmental entity; (iv) it could reasonably be expected that such claim may materially and adversely affect the Company (as determined by the Company in good faith) other than solely as a result of money damages or other money payments; or (v) the Company reasonably concludes that Adderton and the Company have conflicting interests with respect to such claim, then the Company (upon further notice to Adderton) shall have the right to undertake the defense, compromise and/or settlement of such claim, by counsel of its own choosing, on behalf of and for the sole account and risk of Adderton. In the event that the Company so undertakes the defense of such a claim, Adderton shall pay to the Company, in addition to all other amounts required to be paid hereunder, the reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Company in connection with the defense, compromise and/or settlement thereof as and when such costs and expenses are so incurred. Adderon shall not, without the Company’s written consent, not to be unreasonably withheld, settle or compromise any such claim or consent to the entry of any order or judgment.

(b) As the sole and exclusive remedy and recourse for any DT Claim, Adderton and the Company agree that (i) the Indemnity Shares shall not vest and shall remain subject to all repurchase rights in favor of the Company for one year after the Separation Date (or, if longer, such additional period during which a DT Claim remains unresolved provided only that the Company shall have notified of Adderton of the DT Claim prior to the one year anniversary of the Separation Date) (the “Extended Vesting Period”) and (ii) the Company may repurchase for no consideration (i.e., cause the forfeiture of) such number of Indemnity Shares equal to the number of shares of Company common stock (with appropriate adjustments reflecting the Company’s reverse stock split that occurred after the DT Sale) that the Company was required to vest, terminate repurchase rights on, or issue as a result of a DT Claim; provided, if the Losses from a DT Claim do not result in a requirement to vest, terminate repurchase rights on, or issue shares, then the Company still reserves the right to use the Indemnity Shares as security for the Losses, by cancelling a number of such Indemnity Shares having a fair market value equal to the Losses from the DT Claim.

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3.13 Securities Matters. Adderton represents and warrants that he has no knowledge of any violations of the federal securities laws (including whistleblower provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act) by the Company, he is aware of his obligations under the Company’s insider trading policy and will abide by the same in accordance with their terms, to the extent they are applicable to former employees and is aware of and will satisfy his filing obligations under applicable securities law in connection with transactions in the Company’s stock.

3.14 Conflict Waiver. Adderton agrees that Manatt, Phelps and Phillips, LLP’s prior representation of him was completely unconnected with the subject matter hereof and that nothing in such prior representation would prevent such firm from being adverse to Adderton in connection with the enforcement of this Agreement and Adderton knowingly waives any such conflict that might exist.

3.15 Publicity. The parties shall mutually agree upon the language of any public announcement regarding this Agreement and Adderton's separation; provided, however, that Adderton agrees and acknowledges that no such agreement is required for any disclosures made by the Company to the extent legally required in a filing with the Securities and Exchange Commission.

3.16 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which taken together shall constitute one instrument.

PLEASE READ CAREFULLY. THIS AGREEMENT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. THE UNDERSIGNED AGREE TO THE TERMS OF THIS AGREEMENT AND VOLUNTARILY ENTER INTO IT WITH THE INTENT TO BE BOUND THEREBY.

Dated:	January 15, 2015		/s/ Peter Adderton
		By:	Peter A. Adderton

Address:

Dated:	January 15, 2015		/s/ Robert Deutschman
		By:	Robert Deutschman
Chairman of the Board, Mandalay
Digital Group, Inc.

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Exhibit A

[Attached: Lock-Up Agreement]

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Schedule 2.3

a. Common Stock: 1,812,500 shares (before giving effect to the cancellation of the Offset Shares, as defined in the Agreement).

b. Common Stock subject to warrants: 30,000 shares of common stock issuable upon exercise of warrants at an exercise price of $1.95 per share.

c. Common Stock subject to options: 250,000 shares of common stock exercisable upon exercise of stock options at an exercise price of $2.65 per share (after giving effect to the forfeiture of the 250,000 stock options, as specified in Section 1.1 of the Agreement).

END OF SCHEDULE 2.3

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